Exhibit 16(c)

                MUTUAL OF AMERICA CAPITAL MANAGEMENT CORPORATION

                                 CODE OF ETHICS

1. General Principles

Mutual of America Capital Management Corporation recognizes its responsibility to comply with the provisions of the Investment Company Act of 1940 (the 1940
Act) and the rules of the Securities and Exchange Commission promulgated thereunder, as well as the provisions of the Investment Advisers Act of 1940 (the Advisers Act) and state laws and regulations applicable to the Company as an investment adviser. The Adviser recognizes that its officers, directors and employees should at all times act with fidelity to the interests of its investment advisory clients, and in conformity with just and equitable principles.

Certain fundamental principles govern the personal investment activities of the Adviser's personnel, namely: (1) the duty at all times to place the interests of clients first; (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) that investment adviser personnel should not take inappropriate advantage of their positions.

This Code of Ethics establishes rules of conduct that govern personal investment activities of the Adviser's officers, directors and employees. It gives effect to the prohibitions on fraudulent and manipulative practices set forth in Rule 17j-1 under the 1940 Act and the fiduciary standards under the Advisers Act. The Code does not attempt to identify all possible conflicts of interest, and literal compliance with the Code will not shield access persons from liability for personal trading or other conduct that violates a fiduciary duty owed to a client.

2. Definitions

(a)   Access person--any director, officer or advisory employee of the Adviser.

(b)   Adviser--Mutual of America Capital Management Corporation.

(c) Advisory employee--(i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase of sale of securities by any client of the Adviser, or whose functions relate to the making of any recommendations with respect to purchases or sales of securities by clients, which shall include investment accountants and certain other personnel in Mutual of America Life Insurance Company's Finance Department, and (ii) any natural person in a control relationship to the Adviser who obtains information regarding securities recommendations being made by the Adviser or purchases and sales by the Adviser's clients.

(d) Beneficial ownership--shall have the meaning provided in Section 16 of the Securities Exchange Act of 1934 and shall include ownership by immediate family members who reside in the same household, such as a spouse and dependent children.

(e) Client--any person or entity for which the Adviser provides investment advisory services, including investment company clients.

(f)   Equivalent   security--a   security  that  has  a   substantial   economic
      relationship to another security, including with respect to an equity security any convertible security, option or warrant relating to that security, and with respect to a fixed income security any security having the same issuer, maturity, coupon and rating.

(g) Independent director--a director of the Adviser who would not be an "interested person" of the Adviser or any investment company client within the meaning of Section 2(a)(19) of the 1940 Act and who does not have day-to-day involvement with the operations of the Adviser or any investment company client.

(h) Investment company client--a registered investment company under the 1940 Act for which the Adviser is the investment adviser.

(i) Investment personnel--portfolio managers, research analysts, traders, the President and Executive Vice Presidents of the Adviser, and any other advisory employees who provide investment information and/or advice to any portfolio manager and/or help execute any portfolio manager's investment decisions.

3. Restrictions on Personal Investing Activities

(a) Black-out periods. No access person shall engage directly or indirectly in any securities activities in anticipation of a client's transaction. Accordingly, securities transactions will not be permitted during certain periods as set forth below.

      (i) Access persons other than investment personnel--same-day black-out. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on any day during which a client has a pending "buy" or "sell" order in the same or an equivalent security or the Adviser is actively considering recommending the security to a client for purchase or sale. The prohibition shall continue until the Adviser decides not to recommend the purchase or sale, or, if an order is pending, until the order is executed or withdrawn. This prohibition shall not apply to an independent director unless the director has actual knowledge of any pending trade or recommendation. A transaction inadvertently effected in violation of this paragraph (a)(i) will not be considered a violation of this Code if the transaction was pre-cleared pursuant to Section 5 and the access person did not have prior knowledge of trading by a client in the same or an equivalent security.


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      (ii)  Investment personnel--7 day black-out. No investment personnel shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) days prior to or after a client's transaction in the same or equivalent security, or if the Adviser is actively considering recommending the security to a client for purchase or sale until seven (7) days after the Adviser decides not to make a recommendation.

      (iii) Any profits realized in violation of paragraph (a)(i) or (a)(ii) shall be disgorged.

(b) Short-term trading. No advisory employees shall profit in the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days, unless prior written clearance is given by the President of the Adviser or his designee, or the Chairman of the Board when the President is seeking approval, on the basis that no abuse is involved and the equities of the situation support approval of the trade. Any profits realized in violation of this paragraph (b) shall be required to be disgorged.

(c) IPOs. Access persons (other than investment personnel) may purchase securities in an initial public offering only with written pre-clearance pursuant to Section 5. Investment personnel shall not purchase securities in any initial public offering.

(d) Private Placements. No advisory employee shall purchase any security in a private placement (a sale exempt from the registration requirements of the Securities Act of 1933) without written pre-clearance pursuant to Section
      5. The advisory employee shall disclose such investment prior to participating in the Adviser's subsequent consideration of an investment in the same issuer, and such consideration shall be subject to an independent review by advisory employees who do not have any direct or indirect interest in the issuer.

4. Purchases and Sales Not Subject to Personal Investing Restrictions

An access person shall not be prohibited under Section 3 of this Code from making the following purchases and sales of securities:

(a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control, which shall include any account of the access person that is managed on a discretionary basis by a person other than the access person and with respect to which the access person does not in fact influence or control transactions;

(b) purchases or sales of securities which are not eligible for purchase or sale by any client;

(c) purchases or sales of securities which are direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies (mutual funds) ("Noncovered Securities");

(d) purchases or sales of securities that are non-volitional on the part of the access person;


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

(e) purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(f) purchases or sales in index options effected on a broad-based index if the access person has no prior knowledge of activity in such index by a client; and

(g)   purchases which are part of an automatic dividend reinvestment plan.

5. Pre-Clearance of Securities Transactions

(a) Access persons (excluding each independent director unless the director has actual knowledge of any client's trades) must preclear their personal securities transactions, other than purchases or sales identified in
      Section 4 of this Code, by obtaining prior written clearance from the President of the Adviser or his designee, or the Chairman of the Board when the President of the Adviser is seeking approval.

(b) If a transaction is not effected on a timely basis (within 48 hours) after written preclearance is granted, the access person must resubmit a request for preclearance. A copy of each preclearance shall be provided promptly to the Fund's compliance officer.

(c) Preclearance of a private placement transaction or initial public offering will be granted only when a client's interests are not disadvantaged and such opportunity is not being offered to an individual by virtue of his or her position with the Adviser. The precelarance shall state the rationale supporting the acquisition of securities in an IPO or private placement.

6. Other Restricted Activities

(a) Gifts. No access person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser. Generally, access persons are limited to receipt in any year of gifts of not more than $100 in value, an occasional dinner or occasional receipt of theatre or sporting event tickets.

(b) Service as a director. No access person, other than an independent director, shall serve on the board of directors of a publicly traded company without obtaining prior written clearance from the President of the Adviser or his designee, or the Chairman of the Board when the President is seeking approval.

(c) Recommendation when interested. No access person shall recommend any securities transaction by a client without disclosing any direct or indirect interest he or she has in the securities or the issuer, including any ownership, position held with the issuer or its affiliates, or any present or proposed business relationship between the issuer (or its affiliates) and the access person or a party related to the access person.


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

7. Reporting

(a) Initial and annual holdings reports. Each access person, other than an independent director, shall disclose all securities in which the access person has direct or indirect beneficial ownership, except securities described under Section 4(a) and 4(c) of this Code, within 10 days of becoming an access person and within 30 days of the end of each calendar year. Each holdings report shall state the title, number of shares and principal amount of the security involved, the name of any broker, dealer or bank with whom an account is maintained and shall reflect the date submitted.

(b) Quarterly transaction reports. Each access person shall report to the Adviser every transaction in a security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, except purchases and sales of securities listed in Section 4(a) and (c) of this Code, whether or not a transaction covered by this Code takes place. A quarterly report is due within 10 days after the end of each calendar quarter, and each report must indicate the date it is submitted by the access person.

      (i) Each quarterly report shall state the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security; the date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition); the price at which it was effected; the name of the broker, dealer or bank with or through whom the transaction was effected; and the name of the broker, dealer or bank with whom any account has been established and the date thereof.

      (ii) A quarterly report also may contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the access person making the report has any direct or indirect beneficial ownership in the security(ies) reported.

(c) Quarterly reports by independent directors. An independent director shall not be required to make any quarterly report required under (b) above or supply confirmations or account statements if such person would be required to make any such a report solely by reason of being a director of the Adviser, unless the director, at the time of the director's transaction in a security (other than a Noncovered Security listed in Section 4(c)), knew or, in the ordinary course of fulfilling his or her official duties as a director of the Adviser should have known, that during the 15-day period immediately before or after the date of the transaction such security was purchased or sold by an investment company client or such purchase or sale by an investment company client was considered by the Adviser.

(d) Brokerage statements. All access persons, other than independent directors, shall direct their brokers to supply to the Adviser's compliance officer, on a timely basis, duplicate copies of confirmations of all personal security transactions and copies of periodic statements for all accounts.


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

(e)   Duplicate  reporting--exceptions for quarterly reporting.  Notwithstanding
      (b) and (c) above, an access person need not make a quarterly transaction report if:

      (i) all the information in the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act; or

      (ii) the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the access person for the period covered when all of the information required under (b) above is contained in the broker trade confirmations or account statements.

8. Review of Reports

Reports required to be made pursuant to Section 7 of this Code shall be provided to the Adviser's compliance officer. The reports shall be reviewed by the compliance officer and by such advisory employee or employees as the President of the Adviser designates.

9. Certificate of Compliance

Each access person must certify within 30 days of each year end that he or she has: (a) read the Code and understood it; (b) complied with the Code's requirements during the past year; and (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

10. Administration

(a) Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits to the Adviser, a client or charity, a letter of censure, or suspension or termination of the violator's employment or position.

(b) At least annually, the Adviser will furnish a written report to the Board of Directors of each investment company client, (i) certifying that procedures reasonably necessary to prevent access persons from violating this Code have been adopted, and (ii) disclosing any significant conflicts of interest by investment personnel even if no violation of the Code has occurred, for example from directorships or stock ownership in companies whose securities are held by the investment company client.

(c) At least annually, the Adviser will furnish a written report to each client describing any issues that have arisen under this Code or procedures since the last report, including, but not limited to, information about material violations of the Code with respect to the client's account and sanctions imposed in response.

                                                                         11/6/02


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

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                                             Summary of Code of Ethics Requirements
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                                                                        Access        Advisory      Investmt       Independt.
                                                                        Persons     E'ees (Note     Person'l     Directors (Note
                                                (See Notes below)      (Note 1)          2)         (Note 3)           4)
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
                                                                                                      see          X-if know of
Black-out period--same day as client's trade                                X             X           below       client's trade
----------------------------------------------------------------------------------------------------------------------------------

Black-out period--7-days before & after client's trade                                                  X
----------------------------------------------------------------------------------------------------------------------------------

Short-term trading (60 days)--pre-clearance required                                      X             X
----------------------------------------------------------------------------------------------------------------------------------
                                                                       preclear--                      see
IPOs--pre-clearance required with special review                        see below         X           below
----------------------------------------------------------------------------------------------------------------------------------

IPOs--not permitted                                                                                     X
----------------------------------------------------------------------------------------------------------------------------------

Private placemts--pre-clearance with special review                         X             X             X
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   X-if know of
Pre-clearance of all transactions except those in ss.4                      X             X             X         client's trade
----------------------------------------------------------------------------------------------------------------------------------

Gifts restricted to de minimis amount                                       X             X             X                X
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Service as director on public co.--pre-clearance req'd                      X             X             X
----------------------------------------------------------------------------------------------------------------------------------

Recommendations made--disclosure if own security                            X             X             X                X
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Initial and annual holdings reports                                         X             X             X
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Quarterly transaction reports*--every quarter                               X             X             X
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Quarterly transaction reports*--if director at time of trade knows                                                       X
of client's trade 15 days before or after
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*Note: Quarterly reports cover all securities transactions except those listed in ss.4(a) & (c) of the Code
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Instruction to broker-dealers to deliver confirms and account               X             X             X
statements to Adviser's compliance officer
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Annual statement that have read & complied w/Code                           X             X             X                X
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

1. For purposes of this chart, access persons means "access persons" as defined in the Code who are not also within the definition of "advisory employees" or "investment personnel".

2. For purposes of this chart, advisory employees means "advisory employees" as defined in the Code who are not also within the definition of "investment personnel".

3.    Investment personnel means "investment personnel" as defined in the Code.

4. Special rules apply to directors who are "independent directors" as defined in the Code.

5. "Access persons" as defined in the Code should consult with the Adviser's Compliance Officer if they have any questions as to whether they come within the definition under the Code of "advisory employees", "investment personnel" or "independent directors".